SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934
                  (Amendment No. __)

Filed by the Registrant  /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:
/ X /     Preliminary Proxy Statement
/   /     Confidential, For Use of the Commission Only
               (as permitted by Rule 14a-6(e)(2))
/   /     Definitive Proxy Statement
/   /     Definitive Additional Materials
/   /     Soliciting Material Pursuant to Section 240.14a-11(c)
               or Section 240.14a-12

Bearguard Funds, Inc.
____________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ x /     No fee required
/   /     Fee computed on table below per Exchange Act
               Rule 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to
          which transaction applies:
____________________________________________________________________________
          (2)  Aggregate number of securities to which
          transaction applies:
____________________________________________________________________________
          (3)  Per unit price or other underlying value
          of transaction computed pursuant to Exchange
          Act Rule 0-11 (Set forth the amount on which
          the filing fee is calculated and state how it
          was determined):
____________________________________________________________________________
          (4)  Proposed maximum aggregate value of
          transaction:
____________________________________________________________________________
          (5)  Total fee paid:
____________________________________________________________________________
/   /     Fee paid previously with preliminary materials.

/   /     Check box if any part of the fee is offset as
provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                    (1)  Amount Previously Paid:

                    (2)  Form, Schedule or Registration Statement No.:

                    (3)  Filing Party:

                    (4)  Date Filed:





                 BEARGUARD FUNDS, INC.

            985 University Avenue, Suite 26
              Los Gatos, California 95032
                    (408) 399-9200

                 BEARGUARD FUNDS, INC.
            985 University Avenue, Suite 26
              Los Gatos, California 95032

               PROXY STATEMENT MATERIALS

          IMPORTANT VOTING INFORMATION INSIDE




                   Table of Contents

Letter from the Chairman of the Board..................................4
Notice of Special Meeting of Shareholders..............................5
Proxy Statement........................................................6
Proxy Card.............................................................12
Exhibit A:  Plan of Liquidation and Dissolution........................13

                 BEARGUARD FUNDS, INC.

985 University Avenue, Suite 26
Los Gatos, California 95032
(408) 399-9200


Dear Shareholder:

     I am writing to inform you of the upcoming Special
Meeting of Shareholders of the Bearguard Fund (the
"Fund") to be held at 985 University Avenue, Suite 26,
Los Gatos, California 95032, on Wednesday, March 21,
2001 at 8:00 a.m. local time. At this meeting, you are being asked to vote on an important proposal to liquidate and dissolve the Fund.

     The Fund currently has under $__ million in assets and has been unsuccessful in building assets to an economical level. After considering and pursuing possible avenues for wider distribution of the Fund's shares, Skye Investment Advisors LLC, the adviser to the Fund (the "Adviser"), determined that it is not possible for the Fund to attain significant asset growth under current and foreseeable market conditions.
Without a significant increase in net assets, it is unlikely that the Fund would be able to operate at an efficient expense level. The Board of Directors of the Bearguard Funds, Inc. (the "Company"), after considering the recommendations of the Adviser, concluded that the growth in assets in the Fund was not sufficient to continue to offer competitive performance and high quality service to shareholders at an efficient expense level over the long term and approved, and recommended that shareholders of the Fund be asked to approve, a proposal to liquidate and dissolve the Fund.

     The Board of Directors has unanimously approved the proposal to liquidate and dissolve the Fund and recommends a vote "FOR" the proposal.

     We welcome your attendance at the Special Meeting of Shareholders. If you are unable to attend, we encourage you to vote your proxy promptly in order to spare additional proxy solicitation expense.


                              Sincerely,



                              Paul L. McEntire
                              Chairman of the Board of Directors

                 BEARGUARD FUNDS, INC.
            985 University Avenue, Suite 26
              Los Gatos, California 95032

       NOTICE OF SPECIAL MEETING OF SHAREHOLDERS



     TO OUR SHAREHOLDERS:

     A Special Meeting of Shareholders of the Bearguard
Fund (the "Fund"), the only series of the Bearguard
Funds, Inc. (the "Company"), will be held at 985
University Avenue, Suite 26, Los Gatos, California,
95032, on Wednesday, March 21, 2001 at 8:00 a.m., local time, to vote on the following proposals:

     1. To approve the liquidation of the Fund and the dissolution of the Company, as described in the Plan of Liquidation and Dissolution approved by the Board of Directors of the Company, and

     2.   To transact such other business as may
properly come before the Meeting.

     Shareholders of record at the close of business on February 1, 2001 are entitled to receive notice of and to vote at the Special Meeting or any postponements or adjournments.



                YOUR VOTE IS IMPORTANT.
        PLEASE RETURN YOUR PROXY CARD PROMPTLY.
___________________________________________________________________________

     As a shareholder of the Fund, you are asked to attend the Meeting either in person or by proxy. If you are unable to attend the Meeting, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed postage prepaid envelope. Your prompt return of the proxy card will help assure a quorum at the Meeting and avoid additional expenses to the Fund associated with further solicitation. Sending in your proxy card will not prevent you from voting your shares in person at the Meeting and you may revoke your proxy by advising the Secretary of the Fund in writing (by subsequent proxy or otherwise) of such revocation at any time before it is voted.

                              By Order of the Board of Directors,

                              Thomas F. Burns
                              Secretary
Los Gatos, California
February 28, 2001

                    BEARGUARD FUND

                      A series of
                 BEARGUARD FUNDS, INC.

            985 University Avenue, Suite 26
              Los Gatos, California 95032

                    PROXY STATEMENT
            SPECIAL MEETING OF SHAREHOLDERS
              to be held on March 21, 2001


                   February 28, 2001

                 _____________________




     General.  This Proxy Statement is furnished in
connection with the solicitation of proxies on behalf
of the Board of Directors of Bearguard Funds, Inc., a
Maryland corporation (the "Company") for the Bearguard
Fund (the "Fund").  The proxy will be voted at a
Special Meeting of Shareholders (the "Meeting"), to be
held at 985 University Avenue, Suite 26, Los Gatos,
California 95032, on Wednesday, March 21, 2001 at 8:00
a.m. local time, and any adjournments thereof.    The
Notice of Special Meeting of Shareholders, this Proxy
Statement and the enclosed proxy card are being mailed to shareholders on or about February 28, 2001.

     Record Date/Shareholders Entitled to Vote.  The
Fund is the only series of the Company. The outstanding voting shares of the Fund constitute all of the outstanding voting shares of the Company. The record holders of outstanding shares of the Fund are entitled to one vote per share on all matters presented at the Meeting. Only shareholders of record as of the close of business on February 1, 2001 (the "Record
Date") are entitled to receive notice of and to vote at the Meeting and at any postponement or adjournment thereof. As of the Record Date, there were ___________ shares issued and outstanding of the Fund.

     Voting of Proxies. Whether you expect to be personally present at the Meeting or not, please mark, sign, date and return the enclosed proxy card.
Properly executed proxies will be voted as you instruct. If no choice is indicated, proxies will be voted "FOR" proposal one set forth in the Notice (the
"Proposal") and in accordance with the best judgement of the persons named as proxies in the enclosed proxy card as to proposal two. Shareholders who execute proxies retain the right to revoke them at any time before they are voted by filing with our Secretary a written revocation or a proxy bearing a later date.
Attendance by a shareholder at the Meeting does not, in itself, revoke a proxy. If not so revoked, the shares represented by the proxy will be voted at the Meeting, and any adjournment thereof.

     Quorum Required to Hold Meeting.  A quorum for the
Meeting will consist of the presence in person or by proxy of the holders of one-third of the shares entitled to vote at the Meeting. In the event that a quorum is not represented at the Meeting or, even if a quorum is so present, in the event that sufficient votes in favor of the position recommended by the Board of Directors on the Proposal are not timely received, the persons named as proxies may propose and vote for one or more adjournments of the Meeting with no other notice than announcement at the Meeting, in order to permit further solicitation of proxies. Shares represented by proxies indicating a vote against the Proposal will be voted against adjournment.

     Proxies may be returned with instructions to abstain from voting or withhold authority to vote (an
"abstention") or represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have the discretionary power to vote). The Proposal requires the affirmative vote of a majority of the total outstanding shares of the Fund. An abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum for the Meeting but will have the effect of a vote against the Proposal.

     Method and Cost of Proxy Solicitation.  The
Company will solicit proxies primarily by mail. The solicitation may also include telephone, facsimile, electronic mail or oral communications by certain officers or employees of the Company or the Fund's investment adviser, Skye Investment Advisors LLC (the
"Adviser"), who will not be paid for these services.
The Adviser will pay the costs of the Meeting and the expenses incurred in connection with the solicitation of proxies. The Adviser also will reimburse brokers and other nominees for their reasonable expenses in communicating with persons for whom they hold shares of the Fund.

     Share Ownership. The following table sets forth information regarding the beneficial ownership of the Fund's outstanding shares as of the Record Date by (i) each director and executive officer, (ii) all directors and executive officers as a group, and (iii) persons who are known by the Fund to beneficially own more than 5% of the Fund's outstanding shares:

     Name and Address         Number of Shares         Percentage

     Paul L. McEntire(1)

     Robert E. Larson(1)

     Robert W. Lishman, Jr.(1)

     Thomas M. Cover(2)

     Charles D. Feinstein(3)

     David G. Luenberger(4)

     Edward C. Murphy(5)

     Thomas G. Burns(1)

     All directors and executive officers as a group (8 persons)

     [5% shareholders]

      PROPOSAL ONE:  LIQUIDATION AND DISSOLUTION
                OF THE FUND AND COMPANY

     By unanimous consent action dated December 28,
2000,  the Board of Directors of the Company (the
"Board") approved the Plan of Liquidation and
Dissolution (the "Plan") of the Company.  A copy of the
Plan is attached as Exhibit A to this Proxy Statement.
The Board also authorized a special meeting of
shareholders to vote on the Plan.   A vote in favor of
the Proposal is a vote in favor of the Plan.

     The Board recommends that the shareholders of the Fund vote "FOR" the Proposal.

Background.  The Company is an open-end, diversified,
management investment company organized as a Maryland
corporation which commenced operations on October 28,
1999.  The Fund's investment objective is capital
appreciation.  The Fund engages in short sales of
common stocks and other equity securities of companies
that the Adviser believes are overvalued.  The
___________________
(1) The address of Mr. McEntire, Mr. Larson, Mr. Lishman, and Mr. Burns is Skye Investment Advisors LLC, 985
University Avenue, Suite 26, Los Gatos, California 95032.

(2) Mr. Cover's address is Durand Building, Room 121,
Stanford, California 94305.

(3) Mr. Feinstein's address is 200 Cervantes Road,
Redwood City, California 94062.

(4) Mr. Luenberger's address is 813 Tolman Drive,
Stanford, California 94305.

(5) Mr. Murphy's address is 111 1/2 Cooper Street,
Santa Cruz, California 95060.

Fund is described in its Prospectus dated October 28, 1999 and amended January 4, 2001, and Statement of
Additional Information dated October 28, 1999.

     The Fund currently has under $__ million in assets and has been unable to build assets to an economical level. After considering and pursuing possible avenues for wider distribution of the Fund's shares, the Adviser determined that it is not possible for the Fund to attain significant asset growth under current and foreseeable market conditions. From an investment perspective, the Fund's small size and the need to meet redemptions increasingly limit the portfolio managers' ability to add value through diversification, stock selection and asset allocation.

     Without a significant increase in net assets, it is unlikely that the Fund would be able to operate at an efficient expense level without a significant commitment of capital by the Adviser. The Fund currently operates under the Adviser's agreement to waive its fee and reimburse other expenses to the extent necessary to limit Fund operating expenses to 2.75% and 2.50% for the Fund's Investor and Institutional Class shares, respectively. Absent this agreement, the Fund's expenses for the year ended
October 31, 2000, would have been 20.12% and 20.05% of the Fund's Investor and Institutional Class shares, respectively. Since the principal purpose of fee waivers is to allow funds to grow to the point at which they can support their own operations unaided, and since the Adviser has determined that the Fund will not reach that point of independence, the Adviser informed the Board that it was reluctant to continue its subsidy beyond the present term of the fee waiver agreement.

     The Adviser considered and unsuccessfully pursued alternatives to liquidation and dissolution, such as a merger or sale of the assets of the Fund. Ultimately, the Adviser determined that the Fund's liquidation and dissolution would be in the best interests of the shareholders and presented the Plan to the Board.

     The Board, after considering the recommendations of the Adviser, concluded that the growth in assets in the Fund was not sufficient to continue to offer competitive performance and high quality service to shareholders at an efficient expense level over the long term and approved the Plan.


     Plan of Liquidation and Dissolution. The Plan provides that proportionate interests of the shareholders in the assets of the Fund will be fixed on the basis of their respective shareholdings at the close of business on the day of approval of the Proposal by the shareholders of the Fund (the
"Effective Date"). The Company will cease its business as an investment company on the Effective Date, and as soon as practicable all portfolio securities of the Fund will then be converted to cash or cash equivalents and all reasonably ascertainable liabilities paid.
Pursuant to the Plan, the Fund will thereafter mail to each shareholder of record on the Effective Date one or more liquidating distributions equal in the aggregate to the shareholder's proportionate interest in the net assets of the Fund attributable to the portfolio securities of the Fund that were liquidated prior to the date of distribution.

     The Plan provides that the expenses incurred in connection with the Dissolution (other than the Fund's portfolio liquidation costs) will be borne by the Adviser. The Plan also authorizes the Board, in its discretion, to do any and all acts necessary to carry out the purposes of the Plan or which may be required by the provisions of Maryland law, the Investment Company Act of 1940 or the Securities Act of 1933.

     In the event the shareholders of the Fund do not approve the Proposal, the Board will continue to search for some alternative for the Fund. If the Proposal is not approved, there can be no assurance that the Adviser will agree to continue the limitation on Fund operating expenses described above, and therefore the Fund's expense ratio may significantly increase.

     Certain Federal Income Tax Consequences. The following is a summary of the principal United States federal income tax consequences of the Plan. The summary does not address all tax consequences that may apply to shareholders in light of their status or personal circumstances, nor does it address tax consequences to shareholders subject to special tax treatment, including corporations, trusts, estates, tax exempt persons (including qualified retirement plans and individual retirement accounts) non-resident aliens or dealers in securities. All shareholders should consult with their own tax advisers regarding the tax consequences, including the state, local or foreign tax consequences, of the Plan in their particular situations.

     For federal income tax purposes, the payment of liquidating distributions will be a taxable event to the Fund's shareholders, and each shareholder will be treated as having sold Fund shares for an amount equal to the liquidating distribution(s) the shareholder receives. A shareholder will recognize a gain (or loss) to the extent that the amount of the liquidating distribution(s) is greater than (or less than) the shareholder's tax basis in Fund shares. A shareholder's capital gain or loss will be long-term capital gain or loss if the shareholder has held the shares for more than one year at the time of the distribution, and otherwise short-term capital gain or loss.

             PROPOSAL TWO:  OTHER MATTERS

     No matter other than the Proposal is expected to be presented at the Meeting. If any other matter properly comes before the Meeting to be voted upon by the shareholders, the shares represented by proxies will be voted thereon in the discretion of the person or persons voting the proxies.


                   FUND INFORMATION

     The Fund's investment adviser  is Skye Investment
Advisors LLC,  985 University Avenue, Suite 26, Los
Gatos, California 95032.

     The Fund's administrator is Firstar Mutual Fund
Services, LLC, Third Floor, 615 East Michigan Street,
Milwaukee, Wisconsin 53202.

     The Fund's principal underwriter is Rafferty
Capital Markets, Inc., 1311 Mararoneck Avenue, White
Plains, New York 10605.

     Pricewaterhouse Coopers LLP serves as the auditors of the Fund. Representatives of Pricewaterhouse
Coopers may be present at the Meeting (either in person or by telephone) to make any statement they may desire and to respond to questions from shareholders.

     COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-
ANNUAL REPORTS ARE AVAILABLE WITHOUT CHARGE UPON
WRITING TO THE FUND AT 985 UNIVERSITY AVENUE, SUITE 26,
LOS GATOS, CALIFORNIA 95032 OR BY CALLING, TOLL-FREE,
1-888-288-2880.

     Any shareholder who wishes to submit a proposal for consideration by shareholders at any future meeting may do so by submitting the proposal in writing to the Fund at the address shown in the Notice. The Company ordinarily does not hold annual shareholder meetings.
Any proposal meeting guidelines of the Securities and Exchange Commission that is received a reasonable time in advance of the preparation of materials relating to a future shareholder meeting will be included in the proxy material.

                              By Order of the Board of Directors,



                              Thomas F. Burns
                              Secretary
February 28, 2001
Los Gatos, California

                 BEARGUARD FUNDS, INC.

    PROXY IN CONNECTION WITH THE SPECIAL MEETING OF
       SHAREHOLDERS TO BE HELD ON MARCH 21, 2001

The undersigned hereby revokes all prior proxies and appoints Paul L. McEntire and Thomas F. Burns as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote by majority, as designated below, all shares of stock of the Bearguard Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 985 University Avenue, Suite 26, Los
Gatos, California, 95032 on Wednesday, March 21, 2001, at 8:00 a.m. local time, and any postponement or adjournment thereof, with respect to the matters set forth below and described in the Notice of Special
Meeting and Proxy Statement dated February 28, 2001, receipt of which is hereby acknowledged.

                              DATE:
                                   ______________________________________

                              Note:  Please sign exactly as your name
                              appears on this Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


                              _______________________________________________
                              Signature of Shareholder  (Title, if applicable)


                              _______________________________________________
                              Signature of joint owner, if any



This proxy when properly executed will be voted as directed. If no direction is indicated, this proxy will be voted "FOR" approval of proposal one to liquidate and dissolve the Bearguard Fund, and in the discretion of the proxies as to proposal two.

                                          FOR     AGAINST   ABSTAIN

1. To approve the liquidation of the      [ ]       [ ]       [ ]
Fund and the dissolution of the
Company.
                                          FOR     AGAINST   ABSTAIN

2. To vote upon such other business       [ ]       [ ]       [ ]
as may properly come before the
meeting.


      Please Vote, Sign, and Date this Proxy and
  Return it Promptly in the Enclosed Envelope before
                    March 21, 2001.

                       EXHIBIT A
                 BEARGUARD FUNDS, INC.
          PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (the "Plan") of Bearguard Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland and an open-end management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Corporation in conformity with the laws of the State of Maryland. The Corporation consists of a single series, the Bearguard Fund (the
"Fund"). The outstanding voting shares of the Fund constitute all of the outstanding voting shares of the Corporation.

WHEREAS, on December 28, 2000, the Corporation's Board of Directors (the "Board") unanimously determined that it is in the best interest of the Corporation and its shareholders to liquidate and dissolve the Corporation;
and

WHEREAS, the Board has considered and approved this Plan as the method of liquidating and dissolving the Corporation and has directed that this Plan be submitted to the shareholders of the Corporation for approval;

NOW, THEREFORE, the liquidation and dissolution of the Corporation shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall be and become effective only upon the approval by the affirmative vote of a majority of the outstanding voting shares of the Corporation. The day of such approval by the shareholders is hereinafter called the "Effective Date."

2. Cessation of Business. After the Effective Date, the Corporation shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Corporation's liabilities as provided in Section 4 herein, and distributing its remaining assets of each class ratably among the shareholders of the outstanding shares of that class, in accordance with this Plan.

3. Fixing of Interests and Closing of Books. The proportionate interests of the shareholders in the assets of the Corporation shall be fixed on the basis of their respective holdings at the close of business on the Effective Date. On the Effective Date, the books of the Corporation shall be closed.

4. Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Corporation shall be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Corporation shall pay, or make reasonable provision to pay, in full all known or reasonably ascertainable liabilities of the Corporation incurred or expected to be incurred prior to the date of the final liquidating distribution provided for in
     Section 5 below.

5. Liquidating Distributions. As soon as practicable after the Effective Date, the Corporation shall mail to each shareholder of record on the Effective Date one or more liquidating distributions equal in the aggregate to the shareholder's proportionate interest in the net assets of the Corporation; and (b) information concerning the sources of each liquidating distribution. Any accrued income or gains will be distributed as part of the liquidating distribution. Upon the mailing of the final liquidation distribution, all outstanding shares of the Corporation will be deemed redeemed and canceled.

6. Expenses of the Liquidation and Dissolution of the Corporation. Skye Investment Advisors LLC shall bear all of the expenses incurred in carrying out this Plan.

7. Deregistration as an Investment Company. Upon completion of the liquidating distribution, the Corporation shall file with the Securities and Exchange
     Commission an application for an order declaring that the Corporation has ceased to be an investment company.

8. Dissolution. As promptly as practicable, the Corporation shall be dissolved in accordance with the laws of the State of Maryland.

9. Power of Directors. In addition to the power of the directors of the Corporation under Maryland law, the Board, and subject to the discretion of the Board, the officers of the Corporation, shall have authority to do or authorize any or all acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of Maryland law, the 1940 Act or the Securities Act of 1933, as amended. The Board shall have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing liquidating distributions) as may be necessary or appropriate to effect the liquidation and dissolution of the Corporation and the distribution of its net assets to shareholders in accordance with the purposes to be accomplished by the Plan.


Accepted and agreed as to Section 6:

Skye Investment Advisors

By:  Skye Investment Advisors LLC

By:______________________
   Paul L. McEntire

By:______________________
   Thomas F. Burns